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                                                         Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dow Jones & Company, Inc. of our report dated January 24, 2002, except as to Note 19, which is dated February 19, 2002, relating to the consolidated financial statements, which appears on page 61 of Dow Jones & Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 24, 2002 relating to the financial statement schedule, which appears on page 68 of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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New York, New York
November 22, 2002